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                                   EXHIBIT 99

MEDIA CONTACT:    MARIA GORDON SHYDLO
          (203) 459-7674

INVESTOR CONTACT: DEBORAH ABRAHAM
          (203) 459-6674


FOR IMMEDIATE RELEASE


                          OXFORD HEALTH PLANS APPOINTS
                           NEW CHIEF FINANCIAL OFFICER

TRUMBULL, CONN. (March 15, 2000) - Oxford Health Plans, Inc. (NASDAQ: OXHP), today appointed Kurt B. Thompson, age 39, as executive vice president and chief financial officer, effective March 16. He was formerly vice president of finance since joining the company in August 1998. Yon Y. Jorden, Oxford's former CFO, is leaving to pursue other business opportunities.

As CFO, Thompson will report directly to Norman C. Payson, M.D., chairman and chief executive officer, and is responsible for all aspects of Oxford's financial operations, including investor relations, actuarial and underwriting, treasury, financial planning, tax, accounting and risk management.

"Oxford is entering a new stage of leadership in the tri-state metropolitan area, "Dr. Payson said. "Kurt has played a very important role in Oxford's resurgence. And with more than 15 years experience in finance and his outstanding performance at Oxford, Kurt now can play an increasingly more significant role in the financial growth of this company."

Prior to joining Oxford, Thompson was a financial executive with Kmart Corporation in Troy, Mich., for three years. Additionally, he has held various financial positions at F&M Distributors, Inc., a drug store chain, and Arthur Andersen & Co.

Addressing the departure of Jorden, Dr. Payson said, "Yon contributed importantly to Oxford's recovery and we wish her every success in her in next venture."



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Founded in 1984, Oxford Health Plans (www.oxhp.com) provides health plans to employers in New York, New Jersey and Connecticut, through its direct sales force and through independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third-party administration of employer-funded benefit plans and Medicare+Choice plans.

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